                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of F.N.B. Corporation for the registration of up to 626,486 shares of its common stock upon the exercise of options assumed by F.N.B. Corporation in connection with its merger with Promistar Financial Corporation of our report dated February 5, 2001, with respect to the consolidated financial statements of F.N.B. Corporation and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Birmingham, Alabama
February 26, 2002